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                                                                  Exhibit 5

                              BERICK, PEARLMAN & MILLS
                          A LEGAL PROFESSIONAL ASSOCIATION
                                 1350 EATON CENTER
                                1111 SUPERIOR AVENUE
                             CLEVELAND, OHIO 44114-2569
                                   (216) 861-4900
                                 FAX (216) 861-4929

December 20, 1999

A. Schulman, Inc.
3550 West Market Street
Akron, Ohio  44333

Ladies and Gentlemen:

     We are familiar with the proceedings taken and proposed to be taken by
A. Schulman, Inc. (the "Company") relative to the issuance and sale of 2,000,000 shares of Common Stock, par value $1 per share, of the Company (the "Shares"), which Shares are reserved for issuance upon the exercise of options granted pursuant to the Company's 1991 Stock Incentive Plan. As your counsel, we have been involved in the preparation of a Registration Statement on Form S-8 filed by you with the Securities and Exchange Commission to effect the registration of the Shares pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

     In this connection, we have examined the Certificate of Incorporation of the Company, as amended to date, and the records of proceedings taken by the Board of Directors and stockholders of the Company and all other documents and records as we determined appropriate for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that, upon the issuance and sale of the Shares as contemplated by the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the references to our firm in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,

                              /s/ Berick, Pearlman & Mills

                              BERICK, PEARLMAN & MILLS